FIRST INTELLECTUAL PROPERTY OPTION EXERCISE



THIS FIRST INTELLECTUAL PROPERTY OPTION EXERCISE ("FIRST OPTION EXERCISE") is made as of December 17, 1996, and is made pursuant to the Intellectual Property Assignment Agreement ("Agreement") which was made as of June 27, 1996 by and between AST Research, Inc., a Delaware, USA corporation ("AST"), and Samsung Electronics Company Limited, a Korean corporation ("SEC").

                                     PURPOSE

AST and SEC made the prior Agreement for the sale of certain intellectual properties in the form of patent applications filed in the United States and counterpart international patent applications therefor. Besides transferring ownership of certain intellectual properties from AST to SEC, the Agreement also provided an option for the sale of optional intellectual properties, in one or more installments, with the price to be agreed by SEC and AST. SEC wishes to purchase a first group of the optional intellectual properties, and SEC and AST have reached an agreement on the price. AST is to assign the first group of optional intellectual properties to SEC, SEC is to pay the agreed price to AST, with SEC retaining an option to purchase some or all of the remaining optional intellectual properties which were not included in the first group of optional intellectual properties.

                                    AGREEMENT


ARTICLE L.  DEFINITIONS

1.1 The terms as used in this First Option Exercise shall, unless the context clearly indicates to the contrary, have the meanings set forth in this
     Article 1. In addition, the definitions included in the Agreement are incorporated by reference, as if set forth herein.

1.2  "FIRST EXERCISE EFFECTIVE DATE" means December 17, 1996.

1.3 "FIRST GROUP OF OPTIONAL INTELLECTUAL PROPERTIES" means the United States patent applications entitled "High Impedance Test Mode for JTAG," US patent application number 08/574,593 filed December 19, 1995, and "Queue Management Mechanism Which Allows Entries to be Processed in Any Order," US patent application number 08/414,948 filed March 31, 1995, and "Method and Apparatus for Testing a Megacell in an ASIC Using JTAG," US patent application number 08/480,483 filed June 7, 1995 (now abandoned), and "Method and Apparatus for Testing a Megacell in an ASIC Using JTAG," US patent application number 08/528,397 filed September 14, 1995, and "JTAG Testing of Buses Using Plug-In Cards with JTAG Logic Mounted Thereon," US patent application number 08/569,751 filed December 8, 1995, and "Memory Controller Which Executes Read and Write Commands Out of Order," US patent application number 08/415,038 filed March 31, 1995, and any patents that may issue based on such applications, and the international counterpart applications based on such applications, if any.

1.4 "FIRST REMAINING OPTIONAL INTELLECTUAL PROPERTIES" means the United States patent applications entitled "Method and Apparatus for Reducing Cumulative Time Delay in Synchronizing Transfer of Buffered Data Between Two Mutually Asynchronous Buses," US patent application 08/483,505 filed June 7, 1995 (now abandoned), and "Method and Apparatus for Reducing Cumulative Time Delay in Synchronizing Transfer of Buffered Data Between Two Mutually Asynchronous Buses," US patent application 08/510,545 filed August 2, 1995, and "JTAG Toggle Test Method," US patent application number 08/596,043 filed February 6, 1996, and "Method and Apparatus for Determining the Status of a Shared Resource," US patent application number 08/568,149 filed December 7, 1995, and "Glitch Free Clock-Enable Circuit," US patent application number 08/485,477 filed June 7, 1995 which issued as US Patent No. 5,537,062 on July 16, 1996, and "Glitch Free Clock-Enable Circuit," US patent application number 08/679,574, filed on July 15, 1996 (continuation of US patent application number 08/414,948), and any patents that may issue based on such applications, and the international counterpart applications based on such applications, if any.


ARTICLE 2. SALE OF INTELLECTUAL PROPERTIES

2.1 First Group of Optional Intellectual Properties. AST hereby assigns to SEC all rights, title and interest in and to the First Group of Optional Intellectual Properties. SEC and AST agree that this First Option Exercise shall be effective as the written notice described in Section 2.2 of the Agreement.

2.2 First Remaining Optional Intellectual Properties. SEC shall continue to have the same option, exercisable at any time between December 17, 1996 and December 20, 1996, to acquire from AST the First Remaining Optional Intellectual Properties for the price which may be later agreed upon by AST and SEC, as stated in Section 2.2 of the Agreement, but SEC shall not be obligated to exercise its option to purchase any of the First Remaining Optional Intellectual Properties.


ARTICLE 3.  PAYMENT

3.1 First Group Fee. SEC agrees to pay to AST the amount listed in Appendix A on the date specified in Appendix A in exchange for the transfer and assignment to SEC of the First Group of Optional Intellectual Properties. The total of the fee for the transfer and assignment of the First Group of Optional Intellectual Properties shall be ten million United States dollars (US$ 10,000,000.00).

3.2 Payment Schedule. SEC agrees to pay to AST the amounts listed in Appendix A on the dates specified in Appendix A in exchange for the transfer and assignment to SEC of the First Group of Optional Intellectual Properties which are acquired by SEC pursuant to this Agreement. Payment of ten million United States dollars (US$ 10,000,000.00) shall be due for the First Group of Optional Intellectual Properties on the First Exercise Effective Date, and payable within 45 days of the First Exercise Effective Date.


ARTICLE 4.  RELATIONSHIP TO THE AGREEMENT

     This First Option Exercise shall not amend or cancel any of the terms or provisions of the Agreement. The First Group of Optional Intellectual Properties shall be deemed to be acquired by SEC under the Agreement, such acquisition being effective on the First Exercise Effective Date.


IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this First Option Exercise, on the dates below indicated.

SAMSUNG ELECTRONICS CO., LTD.      AST RESEARCH, INC.


By:    /s/ HYEON-GON KIM             By:   /s/ WON YANG
Name:  Hyeon-Gon Kim                Name:  Won Yang
Title: Executive Vice President    Title:  Senior Vice President,
                                           Acting Chief Financial
                                           Officer
Date:  Dec. 17, 1996               Date:   Dec. 17, 1996



                          APPENDIX A:  PAYMENT SCHEDULE

The payment terms shall be net 45 days from the First Exercise Effective Date.

Terms                    Payment

Net 45 days              US $10 million for the First Group of Optional
                         Intellectual Properties.